Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION

EARNS $6.4 MILLION IN SECOND QUARTER

ACQUIRES SECURITY EXCHANGE BANK

EXITS TREASURY’S TARP PROGRAM

ATLANTA, GA (July 19, 2012) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ:LION), holding company for Fidelity Bank (the “Bank”), reported net income of $6.4 million for the second quarter of 2012 compared to $5.3 million for the first quarter of 2012 and $3.6 million for the second quarter of 2011. After accounting for the Troubled Asset Relief Program (“TARP”) preferred dividend, basic and diluted earnings per share for the second quarter of 2012 were $0.39 and $0.35, respectively which compared to basic and diluted earnings per share of $0.32 and $0.29 in the first quarter of 2012 and $0.23 and $0.20 in the second quarter of 2011, respectively. Net income for the first six months of 2012 was $11.7 million compared to $5.5 million for the same period in 2011. Basic and diluted earnings per share for the first six months of 2012 were $0.71 and $0.64, respectively, compared to $0.32 and $0.28, respectively, for 2011.

The FDIC-assisted acquisitions of Decatur First Bank and Security Exchange Bank, as previously announced, were accretive to the second quarter 2012 results on an after-tax basis of $703,000, or $0.04 to diluted earnings per share. On a year-to-date basis, the acquisitions were accretive to the results on an after-tax basis of $1.5 million, or $0.10 to diluted earnings per share.

Fidelity’s Chairman, Jim Miller, said, “We have stepped up our advertising and our hiring of loan officers as competition seems to be waning and more first class professionals are on the job market. Two branches in Marietta were added from Security Exchange Bank, a de novo branch was opened in Cumming, and mortgage offices were opened in Savannah, Falls Church, Woodbridge and Fredericksburg. Further expansion in our footprint is planned.

“We are pleased with the progress of the acquisition of Security Exchange Bank; however, we are still in the process of determining the acquisition gain on the transaction.”

“Following the sale of TARP preferred stock by the Treasury the board has decided to purchase the outstanding warrants held by Treasury if a price can be agreed.”

“The economic environment remains challenging but we are most attentive to regulatory proposals concerning capital and the risk weighting of assets.”

Fidelity Southern Corporation

Second Quarter Earnings Release

July 19, 2012

	For the Quarter Ended
	6/30/12	3/31/12	12/31/2011	9/30/2011	6/30/2011
	(In Thousands)

Net income	$6,404	$5,316	$3,832	$2,110	$3,614
Income tax expense	3,511	2,894	1,979	608	1,792
Provision for loan losses	950	3,750	5,300	4,400	4,850
Write-down of ORE	1,138	947	1,442	677	1,069
Other cost of ORE operations	564	789	887	639	724

Pre-tax, pre-credit related earnings	12,567	13,696	13,440	8,434	12,049
Less security gains	—	(303)	(237)	—	(1,078)
Less acquisition gain	—	(206)	(1,527)	—	—
Less accretion of FDIC indemnification asset	(96)	(171)	—	—	—

Core operating earnings (1)	$12,471	$13,016	$11,676	$8,434	$10,971

(1)

The calculation of core operating earnings is a non-GAAP measure. We show core operating earnings which remove the effect of income taxes, provision for loan losses, cost of operation of ORE, security gains, acquisition gain and indemnification asset accretion because we believe that helps show a view of more normalized net revenues. The measure allows better comparability with prior periods, as well as with peers in the industry who also provide a similar presentation.

ASSET QUALITY

Loans and other real estate acquired in the FDIC-assisted transactions of Decatur First Bank and Security Exchange Bank are covered under loss sharing agreements with the FDIC (“Loss Share Agreements”) and are collectively referred to as covered assets. Under the Loss Share Agreements, the FDIC has agreed to reimburse us for 80% of all losses incurred in connection with those assets for a period of five years for commercial loans and with the Loss Share Agreements for Decatur First, the FDIC has agreed to reimburse us for 80% of all losses incurred in connection with those assets for a period of 10 years for residential mortgage loans. There were no residential mortgage loans included in the Loss Share Agreement for Security Exchange.

The following table provides a comparison of the activity affecting the allowance for loan loss:

	Q2 2012	Q1 2012	Q2 2011	YTD 2012	YTD 2011
	(Dollars in Millions)

Net charge-offs	$3.0	$2.4	$4.7	$5.5	$8.9
Net charge-off ratio	0.65%	0.55%	1.22%	0.60%	1.15%
Provision for loan loss	$1.0	$3.8	$4.9	$4.7	$10.6

Net charge-offs were $3.0 million in the second quarter of 2012 compared to $2.4 million in the first quarter of 2012 and $4.7 million in the second quarter of 2011. The ratio of net charge-offs to average loans outstanding was 0.65% for the quarter ended June 30, 2012, compared to 0.55% for the first quarter of 2012 and 1.22% for the second quarter of 2011. Provision expense was $950,000 for the second quarter of 2012, compared to $3.8 million during the first quarter of 2012 and $4.9 million during the second quarter of 2011. The decrease in provision expense resulted primarily as charge-offs for classified construction borrowers were processed and properties transferred to ORE following foreclosure.

Net charge-offs decreased $3.4 million for the first six months of 2012 to $5.5 million compared to $8.9 million for the same period of 2011. For the first six months of 2012, the ratio

Fidelity Southern Corporation

Second Quarter Earnings Release

July 19, 2012

of net-charge offs to average loans outstanding was 0.60% compared to 1.15% for the same period of 2011. Provision expense decreased $5.9 million for the first six months of 2012 to $4.7 million compared to $10.6 million for the same period of 2011.

Excluding covered loans, the allowance for loan losses at June 30, 2012 was $27.2 million, or 1.66% of total loans, compared to an allowance of $29.3 million, or 1.84% of total loans, at March 31, 2012, and $29.8 million, or 2.04% of total loans, at June 30, 2011. The decline in the allowance as a percentage of total loans reflects improvement in the overall quality of the loan portfolio.

The following table presents certain credit quality metrics of the Bank’s loan portfolio, inclusive and exclusive of covered loans. Nonperforming assets include nonaccrual loans, net repossessions and other real estate (“ORE”). Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, net repossessions and other real estate.

	June 30, 2012		March 31, 2012
	Including Covered Loans	Excluding Covered Loans	Including Covered Loans	Excluding Covered Loans	June 30, 2011
	(Dollars in Millions)

Nonperforming loans	$90.9	$62.3	$74.8	$62.9	$69.7
Classified loans	122.3	115.7	117.9	110.6	122.5

Allowance for loan losses as a percentage of total loans	1.56%	1.66%	1.76%	1.84%	2.04%

Classified items ratio	51.20%	48.45%	50.34%	47.22%	51.06%

Nonperforming assets ratio	5.89%	4.40%	6.01%	5.11%	4.34%

ORE, net of reserves, increased $17.0 million to $42.7 million at June 30, 2012, compared to $25.7 million at March 31, 2012. The increase was primarily due to the acquisition of Security Exchange Bank, which included $12.9 million in ORE. During the second quarter of 2012, $6.4 million of ORE assets were sold while $22.7 million were added to ORE. Excluding covered assets, ORE additions were $9.7 million and sales were $3.5 million for the quarter.

REAL ESTATE

New residential construction loan advances made during the quarter totaled $10.7 million, while the payoffs of construction loans totaled $26.3 million. Excluding covered loans, construction and A&D loans totaled $82.8 million at June 30, 2012, compared to $90.6 million at March 31, 2012.

CAPITAL

The Company’s capital position remained above regulatory requirements at June 30, 2012, with a leverage capital ratio of 10.2%, a tier one ratio of 11.7%, and a total capital ratio of 13.3%, compared to 10.0%, 11.9%, and 13.7% respectively, at March 31, 2012.

At June 30, 2012, the Bank had a leverage ratio of 9.4%, a tier one ratio of 10.7%, and a total capital ratio of 12.5% compared to a leverage ratio of 9.3%, a tier one ratio of 11.0%, and a total capital ratio 12.8% at March 31, 2012.

Fidelity Southern Corporation

Second Quarter Earnings Release

July 19, 2012

In June, the U.S. Treasury sold all of its shares of the Company’s preferred stock, acquired in December 2008 under TARP, in a public offering as part of a modified Dutch auction process. The Company did not receive any proceeds from this auction, however the Company’s operations are no longer limited by the TARP restrictions or regulations.

DEPOSITS

Total deposits of $1,987.3 million at June 30, 2012 have increased from $1,708.4 million as of June 30, 2011, due to the acquisitions of Decatur First Bank in the fourth quarter of 2011 and Security Exchange Bank in the second quarter of 2012 and the Bank’s continued efforts to aggressively pursue core deposits.

	June 30, 2012		March 31, 2012		December 31, 2011		September 30, 2011		June 30, 2011
	$	%	$	%	$	%	$	%	$	%
			(Dollars in Millions)

Core deposits(1)	$1,634.5	82.2	$1,546.0	82.7	$1,523.1	81.4	$1,414.0	80.1	$1,363.4	79.8

Time Deposits > $100,000	343.6	17.3	313.2	16.8	329.2	17.6	322.3	18.3	302.5	17.7
Brokered deposits	9.2	0.5	9.2	0.5	19.2	1.0	29.2	1.6	42.5	2.5

Total deposits	$1,987.3	100.0	$1,868.4	100.0	$1,871.5	100.0	$1,765.5	100.0	$1,708.4	100.0

Quarterly rate on deposits	0.69%		0.66%		0.77%		0.88%		1.06%

(1)	Core deposits are transactional, savings, and time deposits under $100,000.

NET INTEREST MARGIN

Net interest margin increased 21 basis points to 3.86% in the second quarter of 2012 compared to 3.65% in the second quarter of 2011 and remained unchanged compared to the first quarter of 2012. Excluding covered loans and the accretion of the loan discount, the net interest margin was 3.68% for the second quarter of 2012 compared to 3.63% for the first quarter of 2012. Net interest income for the second quarter of 2012 increased $2.9 million, or 16.8%, when compared to the second quarter of 2011 and increased $245,000, or 1.2%, when compared to the first quarter of 2012.

Net interest margin increased 10 basis points to 3.86% for the six months ended June 30, 2012 compared to 3.74% for the same period in 2011. Excluding covered loans and the accretion of the loan discount, the net interest margin was 3.66% for the six months ended June 30, 2012 and 3.74% for the same period in 2011. Net interest income for the six months ended June 30, 2012 increased $5.4 million, or 15.7%, to $39.8 million compared to $34.4 million for the same period in 2011.

INTEREST INCOME

Total interest income for the second quarter of 2012 increased $1.0 million, or 4.3%, to $24.1 million compared to $23.1 million for the second quarter of 2011. Average interest-earning assets for the second quarter of 2012 increased $206.4 million, or 11.0%, somewhat offset by a 28 basis point decrease in the yield on average interest-earning assets due primarily to the Bank offering competitive rates. The impact of the acquisitions increased loan interest income by $1.7 million and was somewhat offset by a $701,000 reduction in investment securities interest income for the comparative period. In a linked-quarter comparison, interest income decreased $167,000 as the yield on average interest-earning assets decreased 10 basis points.

Fidelity Southern Corporation

Second Quarter Earnings Release

July 19, 2012

For the six months ended June 30, 2012 total interest income increased $1.8 million, or 3.9%, to $48.3 million compared to $46.5 million for the same period in 2011. Average interest-earning assets for the six months ended June 30, 2012 increased $217.6 million, or 11.7%, and was somewhat offset by a 36 basis point decrease in the yield on average interest-earning assets as mentioned above. The impact of the acquisitions increased interest income by $4.0 million which is slightly offset by decreases of $707,000 and $660,000 in both investment securities interest income and interest income from indirect loans, respectively, when compared to the same period in 2011.

INTEREST EXPENSE

Interest expense for the second quarter of 2012 decreased $1.8 million, or 30.6%, compared to the same period in 2011. The decrease in interest expense was attributable to a 53 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $125.3 million, or 7.7%. The Bank’s shift in deposit mix toward noninterest-bearing accounts, which made up 17.4% of total deposits at June 30, 2012 compared to 12.6% at June 30, 2011, contributed to the reduction in the cost of funds. The impact of the acquisitions increased interest expense by $136,000 for the respective periods. On a linked-quarter basis, interest expense decreased $412,000, or 8.9%. The decrease in interest expense was attributable to a 10 basis point decrease in the cost of interest-bearing liabilities.

For the six months ended June 30, 2012 interest expense decreased $3.5 million, or 28.5%, to $8.8 million compared to $12.3 million for the same period in 2011. The decrease in interest expense was attributable to a 53 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $131.5 million, or 8.1%. The impact of the acquisitions increased interest expense by $563,000 for the respective periods.

NONINTEREST INCOME

On a year over year basis, noninterest income increased $2.9 million, or 20.6%, to $17.0 million for the quarter ended June 30, 2012, compared to $14.1 million in the second quarter of 2011. The increase in noninterest income was the result of a $5.3 million, or 96.0%, increase in mortgage banking activities partially offset by a decrease in SBA lending of $2.3 million over the respective periods. Income from mortgage lending increased due to a 226% increase in the June 30, 2012 pipeline to $454.7 million, total funded loan volume for the quarter of $471.8 million representing a 72% increase over the year ago quarter slightly offset by a $2.0 million MSR impairment recognized in the current quarter. The continued change in interest rates and the continued uncertainty surrounding the global economy contributed to the decline in MSR. The impact of the acquisitions increased noninterest income $124,000 for the respective periods.

For the six months ended June 30, 2012 noninterest income increased $8.9 million, or 34.6%, to $34.7 million compared to $25.7 million for same period in 2011. The impact of the acquisitions increased noninterest income by $531,000 for the respective periods. The increase is largely attributable to the increase in mortgage banking activities as discussed above.

Indemnification asset income is recorded to reflect additional amounts expected to be received from the FDIC due to covered loan and foreclosed property losses arising during the period. For the first six months of 2012, indemnification asset income was approximately $267,000. There was no indemnification asset income for the same period in 2011.

Fidelity Southern Corporation

Second Quarter Earnings Release

July 19, 2012

NONINTEREST EXPENSE

Noninterest expense for the second quarter of 2012 increased $5.2 million, or 24.6%, to $26.1 million compared to $20.9 million for the same period in 2011. The increase was driven by a $3.7 million increase in salaries and employee benefits expense due to higher commission expense related to the increased mortgage banking volume, expansion of our mortgage banking footprint, as well as increased number of employees due to the acquisitions. The impact of the acquisitions increased noninterest expense by $536,000 for the respective periods. On a linked-quarter basis, noninterest expense increased $722,000, or 2.8%. The increase was primarily due to a $476,000 increase in salaries and employee benefits.

For the six months ended June 30, 2012 noninterest expense increased $10.0 million, or 24.3%, to $51.4 million compared to $41.4 million for the same period in 2011. The increase is largely attributable to an increase of $7.7 million in salaries and employee benefits. The impact of the acquisitions increased noninterest expense by $1.1 million for the respective periods.

ABOUT FIDELITY SOUTHERN CORPORATION

Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 30 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.

This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2011 Annual Report filed on Form 10-K with the Securities and Exchange Commission.

-end-

FIDELITY SOUTHERN CORPORATION

FINANCIAL HIGHLIGHTS

(UNAUDITED)

	June 30,	March 31,	December 31,	September 30,	June 30,	Six Months Ended June 30,
(Dollars in Thousands Except Per Share Data)	2012	2012	2011	2011	2011	2012	2011

RESULTS OF OPERATIONS
Net Interest Income	$19,900	$19,655	$19,079	$17,555	$17,045	$39,555	$34,217
Provision for Loan Losses	950	3,750	5,300	4,400	4,850	4,700	10,625
Non-Interest Income	17,035	17,654	15,681	9,978	14,094	34,689	25,780
Non-Interest Expense	26,070	25,348	23,649	20,415	20,883	51,419	41,358
Income Tax Expense	3,511	2,894	1,979	608	1,792	6,405	2,558
Net Income	6,404	5,316	3,832	2,110	3,614	11,720	5,456
Preferred Stock Dividends	(823)	(823)	(824)	(823)	(823)	(1,646)	(1,646)
Net Income Available to Common Shareholders	5,581	4,493	3,008	1,287	2,791	10,074	3,810

PERFORMANCE
Earnings Per Share - Basic [1]	$0.39	$0.32	$0.22	$0.09	$0.23	$0.71	$0.32
Earnings Per Share - Diluted [1]	$0.35	$0.29	$0.20	$0.08	$0.20	$0.64	$0.28
Return on Average Assets	1.14%	0.96%	0.69%	0.40%	0.73%	1.05%	0.55%
Return on Average Equity	14.84%	12.67%	9.34%	5.20%	9.88%	13.73%	7.61%

NET INTEREST MARGIN
Interest Earning Assets	4.66%	4.76%	4.71%	4.64%	4.94%	4.71%	5.07%
Cost of Funds	0.96%	1.06%	1.17%	1.28%	1.49%	1.01%	1.54%
Net Interest Spread	3.70%	3.70%	3.54%	3.36%	3.45%	3.70%	3.54%
Net Interest Margin	3.86%	3.86%	3.72%	3.55%	3.65%	3.86%	3.74%

CAPITAL
Cash Dividends Per Share	$—	$—	$0.01	$0.01	$—	$—	$—
Dividend Payout Ratio	0.00%	0.00%	4.57%	10.64%	0.00%	0.00%	0.00%
Tier 1 Risk-Based Capital	11.68%	11.91%	11.85%	12.35%	12.78%	11.68%	12.78%
Total Risk-Based Capital	13.29%	13.66%	13.70%	14.31%	14.80%	13.29%	14.80%
Leverage Ratio	10.19%	10.04%	9.83%	10.16%	10.47%	10.19%	10.47%

AVERAGE BALANCE SHEET
Loans, Net of Unearned	1,880,933	1,785,382	1,729,511	1,584,647	1,555,170	1,833,158	1,565,821
Investment Securities	198,754	239,656	273,913	214,382	239,116	219,205	213,243
Earning Assets	2,088,221	2,060,788	2,049,763	1,969,878	1,881,860	2,074,197	1,856,587
Total Assets	2,265,875	2,215,944	2,194,861	2,088,138	2,006,777	2,240,909	1,983,539
Deposits	1,559,516	1,577,682	1,576,760	1,512,321	1,467,806	1,568,599	1,453,615
Borrowings	168,000	168,639	169,145	159,890	157,315	168,083	163,229
Shareholders’ Equity	173,520	168,751	162,728	161,128	148,405	171,136	144,553

STOCK PERFORMANCE
Market Price:
Closing [1]	$8.64	$6.63	$5.88	$6.25	$6.65	$8.64	$6.65
High Close [1]	$8.95	$6.74	$6.53	$6.96	$8.10	$8.95	$8.42
Low Close [1]	$6.63	$5.72	$5.66	$6.01	$6.03	$5.72	$6.03
Daily Average Trading Volume	40,592	8,348	4,579	5,397	6,708	24,599	8,267
Book Value Per Common Share [1]	$9.25	$8.81	$8.77	$8.52	$8.31	$9.25	$8.31
Price to Book Value	0.93	0.75	0.67	0.73	0.80	0.93	0.80

ASSET QUALITY
Total Non-Performing Loans	$90,908	$74,816	$66,801	$61,406	$69,654	$90,908	$69,654
Total Non-Performing Assets	$134,738	$101,511	$98,750	$86,977	$91,612	$134,738	$91,612
Loans 90 Days Past Due and Still Accruing	$111	$290	$116	$422	$—	$111	$—
Including Covered Loans:
Non-Performing Loans as a % of Loans	5.21%	4.51%	4.11%	4.09%	4.78%	5.21%	4.78%
Non-Performing assets as a % of Loans Plus ORE	7.52%	6.01%	5.96%	5.67%	6.19%	7.52%	6.19%
ALL to Non-Performing Loans	29.93%	39.14%	41.85%	47.85%	42.78%	29.93%	42.78%
Net Charge-Offs During the Period to Average Loans	0.65%	0.55%	1.54%	1.21%	1.22%	0.60%	1.15%
ALL as a % of Loans, at End of Period	1.56%	1.77%	1.72%	1.96%	2.04%	1.56%	2.04%
Excluding Covered Loans:
Non-Performing Loans as a % of Loans	3.81%	3.97%	3.91%	4.09%	4.78%	3.81%	4.78%
Non-Performing assets as a % of Loans Plus ORE	5.33%	5.16%	5.30%	5.67%	6.19%	5.33%	6.19%
ALL to Non-Performing Loans	43.70%	46.57%	46.19%	47.85%	42.78%	43.70%	42.78%
Net Charge-Offs During the Period to Average Loans	0.65%	0.55%	1.54%	1.21%	1.22%	0.60%	1.15%
ALL as a % of Loans, at End of Period	1.65%	1.84%	1.81%	1.96%	2.04%	1.65%	2.04%

OTHER INFORMATION
Non-Interest Income to Revenues	46.12%	47.32%	45.11%	36.24%	45.26%	46.72%	42.97%
End of Period Shares Outstanding	14,269,694	14,213,642	13,778,071	13,713,211	13,692,544	14,269,694	13,692,544
Weighted Average Shares Outstanding - Basic	14,244,109	14,123,682	13,735,071	13,694,389	12,295,807	14,183,895	11,840,754
Weighted Average Shares Outstanding - Diluted	15,987,940	15,557,953	15,084,145	15,142,965	13,861,380	15,809,352	13,448,640
Full-Time Equivalent Employees	701.9	656.5	626.4	586.3	589.0	701.9	589.0

[1]	Adjusted for stock dividends and retroactive application on shares outstanding

FIDELITY SOUTHERN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	June 30,	March 31,	December 31,	September 30,	June 30,	Six Months Ended June 30,
(Dollars in Thousands, Except Per Share Data)	2012	2012	2011	2011	2011	2012	2011

INTEREST INCOME
Loans, Including Fees	$22,902.7	$22,737.5	$22,395.6	$21,258.0	$21,153.0	$45,640.2	$43,044.4
Investment Securities	1,188.2	1,506.4	1,783.0	1,592.0	1,889.0	2,694.6	3,402.0
Federal Funds Sold and Bank Deposits	4.1	18.1	26.0	109.0	49.0	22.2	90.0

Total Interest Income	24,095.0	24,262.0	24,204.6	22,959.0	23,091.0	48,357.0	46,536.4

INTEREST EXPENSE
Deposits	2,657.8	3,007.1	3,518.6	3,810.0	4,448.0	5,664.9	8,980.4
Short-term Borrowings	253.2	173.8	173.3	168.0	169.0	427.0	343.7
Subordinated Debt	1,132.1	1,139.3	1,128.9	1,122.0	1,122.0	2,271.4	2,243.1
Other Long-Term Debt	151.9	287.2	304.8	304.0	307.0	439.1	752.2

Total Interest Expense	4,195.0	4,607.4	5,125.6	5,404.0	6,046.0	8,802.4	12,319.4

Net Interest Income	19,900.0	19,654.6	19,079.0	17,555.0	17,045.0	39,554.6	34,217.0

Provision for Loan Losses	950.0	3,750.0	5,300.0	4,400.0	4,850.0	4,700.0	10,625.0

Net Interest Income After Provision For Loan Losses	18,950.0	15,904.6	13,779.0	13,155.0	12,195.0	34,854.6	23,592.0
NONINTEREST INCOME
Service Charges on Deposit Accounts	1,180.5	1,132.6	1,148.1	1,023.0	1,015.0	2,313.1	1,971.9
Other Fees and Charges	852.2	783.7	683.8	676.0	672.0	1,635.9	1,253.2
Mortgage Banking Activities	10,839.8	12,084.1	8,033.8	5,186.0	5,484.0	22,923.9	11,443.2
Indirect Lending Activities	1,610.7	1,162.8	1,580.8	1,600.0	1,524.0	2,773.5	2,710.2
SBA Lending Activities	1,269.9	852.5	1,871.4	756.0	3,604.0	2,122.4	5,835.6
Securities Gains	—	302.7	236.6	—	1,078.0	302.7	1,078.4
Bank Owned Life Insurance	331.8	321.9	98.7	326.0	333.0	653.7	653.3
Accretion on FDIC Indemnification Asset	96.2	171.2	—	—	—	267.4	—
Other Operating Income	854.2	842.3	2,027.4	411.0	384.0	1,696.5	834.6

Total Noninterest Income	17,035.3	17,653.8	15,680.6	9,978.0	14,094.0	34,689.1	25,780.4

NONINTEREST EXPENSE
Salaries and Employee Benefits	15,324.8	14,849.0	13,410.2	11,652.0	11,641.0	30,173.8	22,462.8
Furniture and Equipment	994.0	976.7	795.2	737.0	791.0	1,970.7	1,542.8
Net Occupancy	1,279.8	1,210.3	1,114.9	1,094.0	1,160.0	2,490.1	2,295.1
Communication Expense	640.6	619.3	522.1	541.0	532.0	1,259.9	1,094.9
Professional and Other Services	2,081.4	2,140.5	1,570.9	1,474.0	1,453.0	4,221.9	2,645.1
Other Real Estate Expense	1,702.0	1,736.5	2,328.8	1,316.0	1,793.0	3,438.5	4,251.2
FDIC Insurance Expanse	474.6	470.5	444.6	428.0	806.0	945.1	1,708.4
Other Operating Expense	3,573.2	3,345.6	3,462.4	3,173.0	2,707.0	6,918.8	5,357.6

Total Noninterest Expense	26,070.4	25,348.4	23,649.1	20,415.0	20,883.0	51,418.8	41,357.9

Income Before Income Tax Expense	9,914.9	8,210.0	5,810.5	2,718.0	5,406.0	18,124.9	8,014.5
Income Tax Expense	3,510.7	2,894.3	1,978.7	608.0	1,792.0	6,405.0	2,558.3

NET INCOME	6,404.2	5,315.7	3,831.8	2,110.0	3,614.0	11,719.9	5,456.2
Preferred Stock Dividends	823.2	823.1	823.7	823.0	823.0	1,646.3	1,646.3

Net Income Available to Common Equity	$5,581.0	$4,492.6	$3,008.1	$1,287.0	$2,791.0	$10,073.6	$3,809.9

EARNINGS PER SHARE: [1]
Basic Earnings per Share	$0.39	$0.32	$0.22	$0.09	$0.23	$0.71	$0.32

Diluted Earnings per Share	$0.35	$0.29	$0.20	$0.08	$0.20	$0.64	$0.28

Weighted Average Common Shares Outstanding - Basic	14,244,109	14,123,682	13,735,071	13,694,389	12,295,807	14,183,895	11,840,754

Weighted Average Common Shares Outstanding - Diluted	15,987,940	15,557,953	15,084,145	15,142,965	13,861,380	15,809,352	13,448,640

[1]	Adjusted for stock dividends and retroactive application on shares outstanding

FIDELITY SOUTHERN CORPORATION

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in Thousands, Except For Share Data)	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
ASSETS
Cash and cash Equivalents	$38,333	$38,604	$57,284	$118,234	$194,999
Investments Available-For-Sale	193,251	183,611	261,419	238,488	171,683
Investments held-to-Maturity	7,472	8,185	8,876	9,680	10,570
Investment in FHLB Stock	8,185	7,623	7,582	6,413	6,456
Loans Held-For-Sale	214,335	175,736	133,849	125,268	98,333
Loans	1,746,203	1,657,972	1,623,871	1,500,094	1,458,658
Allowance for Loan Losses	(27,205)	(29,282)	(27,956)	(29,381)	(29,801)

Loans, Net	1,718,998	1,628,690	1,595,915	1,470,713	1,428,857
FDIC Indemnification Receivable	44,667	13,266	12,279	—	—
Premises and Equipment, Net	35,949	30,352	28,909	22,057	21,154
Other Real Estate, Net	42,727	25,729	30,526	24,494	21,026
Accrued Interest Receivable	8,432	8,238	9,015	7,825	7,704
Bank Owned Life Insurance	32,091	31,786	31,490	31,183	30,878
Deferred Tax Asset, Net	18,299	16,398	16,224	15,357	17,085
Other Assets	53,016	47,008	41,427	39,963	35,591

Total Assets	$2,415,755	$2,215,226	$2,234,795	$2,109,675	$2,044,336

LIABILITIES

Deposits:
Noninterest-Bearing Demand	$345,062	$290,625	$269,590	$247,660	$214,980
Interest-Bearing Demand / Money Market	618,269	557,652	526,962	447,154	421,458
Savings	338,984	377,692	389,246	401,759	420,082
Time Deposits $100,000 and Over	343,570	313,209	329,164	322,251	302,463
Other Time Deposits	332,185	319,995	337,350	317,489	306,971
Brokered Deposits	9,204	9,204	19,204	29,204	42,450

Total Deposit Liabilities	1,987,274	1,868,377	1,871,516	1,765,517	1,708,404

Federal Funds Purchased	48,718	13,555	—	—	—
Short-Term Borrowings	82,500	42,500	53,081	40,011	35,951
Subordinated Debt	67,527	67,527	67,527	67,527	67,527
Other Long-Term Debt	25,000	27,500	52,500	52,500	52,500
Accrued Interest Receivable	2,231	1,667	2,535	2,078	2,686
Other Liabilities	23,596	22,178	20,356	19,030	17,430

Total Liabilities	2,236,846	2,043,304	2,067,515	1,946,663	1,884,498

SHAREHOLDERS’ EQUITY

Preferred Stock	46,902	46,682	46,461	46,240	46,020
Common Stock	77,055	74,560	74,219	72,320	72,217
Accumulated Other Comprehensive Income	3,882	3,301	3,710	2,974	1,280
Retained Earnings	51,070	47,379	42,890	41,478	40,321

Total Shareholders’ Equity	178,909	171,922	167,280	163,012	159,838

Total Liabilities and Shareholders’ Equity	$2,415,755	$2,215,226	$2,234,795	$2,109,675	$2,044,336

Book Value Per Common Share	$9.25	$8.81	$8.77	$8.52	$8.31

Shares of Common Stock Outstanding [1]	14,269,694	14,213,642	13,778,071	13,713,211	13,692,544

[1]	Adjusted for stock dividends and retroactive application on shares outstanding

FIDELITY SOUTHERN CORPORATION

LOANS, BY CATEGORY

(UNAUDITED)

(in Thousands)	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Commercial, Financial and Agricultural	$101,182	$105,920	$106,552	$93,745	$92,738
Tax-Exempt Commercial	4,816	4,874	4,944	4,997	5,049
Real Estate Mortgage - Commercial	491,894	393,399	409,932	364,434	350,945

Total Commercial and SBA Loans	597,892	504,193	521,428	463,176	448,732
Real Estate - Construction	109,501	121,830	122,795	103,164	114,307
Real-Estate - Mortgage	112,832	135,039	143,717	120,971	123,589
Consumer Installment	925,978	896,910	835,931	812,783	772,030

Loans	1,746,203	1,657,972	1,623,871	1,500,094	1,458,658
Loans Held-For-Sale
Originated Residential Mortgage	164,144	130,075	90,907	71,063	47,503
SBA	20,191	15,661	12,942	24,205	20,830
Indirect Auto	30,000	30,000	30,000	30,000	30,000

Total Loans Held-For-Sale	214,335	175,736	133,849	125,268	98,333

Total Loans	$1,960,538	$1,833,708	$1,757,720	$1,625,362	$1,556,991

Legacy Loans	$1,632,014	$1,584,822	$1,546,391	$1,500,094	$1,458,658
Covered Loans	114,189	73,150	77,480	—	—
Loans Held-For-Sale	214,335	175,736	133,849	125,268	98,333

Total Loans	$1,960,538	$1,833,708	$1,757,720	$1,625,362	$1,556,991

DEPOSITS, BY CATEGORY

(UNAUDITED)

(in Thousands)	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Noninterest-Bearing Demand	$345,062	$290,625	$269,590	$247,660	$214,980
Interest Bearing Deposits:
Interest-Bearing Demand / Money Market	618,269	557,652	526,962	447,154	421,458
Savings	338,984	377,692	389,246	401,759	420,082
Time Deposits $100,000 and Over	343,570	313,209	329,164	322,251	302,463
Other Time Deposits	332,185	319,995	337,350	317,489	306,971
Brokered Deposits	9,204	9,204	19,204	29,204	42,450

Total Deposits	$1,987,274	$1,868,377	$1,871,516	$1,765,517	$1,708,404

FIDELITY SOUTHERN CORPORATION

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

(UNAUDITED)

	June 30,	March 31,	December 31,	September 30,	June 30,	Six Months Ended June 30,
(Dollars in Thousands)	2012	2012	2011	2011	2011	2012	2011

Balance at Beginning of Period	$29,282	$27,956	$29,381	$29,801	$29,694	$27,956	$28,082
Net Charge-Offs:
Commercial, Financial, and Agricultural	625	18	417	169	3	643	89
SBA	84	(3)	694	160	311	81	475
Real Estate Construction	1,607	1,367	3,413	3,427	3,608	2,974	6,058
Real Estate Mortgage	228	—	72	391	192	228	297
Consumer Installment	483	1,042	2,129	673	629	1,525	1,987

Total Net Charge-Offs	3,027	2,424	6,725	4,820	4,743	5,451	8,906
Provision for Loan Losses	950	3,750	5,300	4,400	4,850	4,700	10,625

Balance at End of Period	$27,205	$29,282	$27,956	$29,381	$29,801	$27,205	$29,801

Ratio of Net Charge-Offs during the Period to Average Loans Outstanding, Net	0.65%	0.55%	1.54%	1.21%	1.22%	0.60%	1.15%
Allowance for Loan Losses as a Percentage of Loans	1.56%	1.77%	1.72%	1.96%	2.04%	1.56%	2.04%
Allowance for Loan Losses as a Percentage of Loans Excluding Covered Loans	1.65%	1.84%	1.81%	1.96%	2.04%	1.65%	2.04%

NONPERFORMING ASSETS

(UNAUDITED)

	June 30,	March 31,	December 31,	September 30,	June 30,	Six Months Ended June 30,
(Dollars in Thousands)	2012	2012	2011	2011	2011	2012	2011
Legacy Nonperforming Assets
Nonaccrual Loans	$62,142	$62,582	$60,413	$60,984	$69,654	$62,142	$69,654
Repossessions	1,103	966	1,423	1,077	932	1,103	932
Other Real Estate	24,929	18,841	21,058	24,494	21,026	24,929	21,026

Total Legacy Nonperforming Assets	$88,174	$82,389	$82,894	$86,555	$91,612	$88,174	$91,612

*** Includes SBA Guaranteed Amounts of Approximately	$8,882	$8,040	$5,216	$8,641	$6,669	$8,882	$6,669

Legacy Loans Past Due 90 Days or More and Still Accruing	$111	$290	$116	$422	$—	$111	$—
Legacy Loans 30-89 Days Past Due	$5,214	$20,024	$18,879	$7,110	$5,704	$5,214	$5,704
Ratio of Legacy Loans Past Due 90 Days or More and Still Accruing to Total Legacy Loans	0.01%	0.02%	0.01%	0.03%	0.00%	0.01%	0.00%
Ratio of Legacy Loans 30-89 Days Past Due to Total Legacy Loans	0.32%	1.26%	1.22%	0.47%	0.39%	0.32%	0.39%
Ratio of Legacy Nonperforming Assets to Total Legacy Loans, ORE, and Repossessions	5.32%	5.13%	5.28%	5.67%	6.19%	5.32%	6.19%
Covered Nonperforming Assets
Nonaccrual Loans	$28,655	$11,944	$6,272	$—	$—	$28,655	$—
Other Real Estate	17,798	6,888	9,468	—	—	17,798	—

Total Covered Nonperforming Assets	$46,453	$18,832	$15,740	N/A	N/A	$46,453	N/A

Classified Assets
Classified Loans	$122,280	$111,894	$119,569	$117,990	$122,946	$122,280	$122,946
ORE and Other Nonperforming Assets	43,830	26,695	31,949	25,571	21,958	43,830	21,958

Total Classified Assets	$166,110	$138,589	$151,518	$143,561	$144,904	$166,110	$144,904

FIDELITY SOUTHERN CORPORATION

AVERAGE BALANCE, INTEREST AND YIELDS

(UNAUDITED)

	YEAR TO DATE
	June 30, 2012			June 30, 2011
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in Thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income:
Taxable	$1,828,287	$45,572	5.00%	$1,560,728	$42,943	5.54%
Tax-exempt (1)	4,870	102	4.28%	5,093	155	6.14%

Total loans	1,833,158	45,675	5.00%	1,565,821	43,098	5.54%

Investment securities:
Taxable	200,152	2,294	2.29%	201,539	3,158	3.13%
Tax-exempt (2)	19,053	609	6.39%	11,704	367	6.28%

Total investment securities	219,205	2,902	2.66%	213,243	3,525	3.31%

Interest-bearing deposits	20,941	22	0.21%	76,705	90	0.24%
Federal funds sold	894	—	0.06%	818	—	0.06%

Total interest-earning assets	2,074,197	48,599	4.71%	1,856,587	46,713	5.07%

Noninterest-earning:
Cash and due from banks	22,234			29,947
Allowance for loan losses	(28,160)			(28,684)
Premises and equipment, net	31,359			20,094
Other real estate	31,707			20,686
Other assets	109,572			84,909

Total assets	$2,240,909			$1,983,539

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$551,785	$749	0.27%	$415,994	$1,371	0.66%
Savings deposits	366,822	544	0.30%	412,697	2,234	1.09%
Time deposits	649,992	4,372	1.35%	624,924	5,375	1.73%

Total interest-bearing deposits	1,568,599	5,665	0.73%	1,453,615	8,980	1.25%

Federal funds purchased	11,691	49	0.84%	—	—	—
Securities sold under agreements to repurchase	13,512	15	0.22%	20,702	190	1.85%
Other short-term borrowings	51,028	362	1.43%	10,801	154	2.87%
Subordinated debt	67,527	2,273	6.77%	67,527	2,243	6.70%
Long-term debt	36,017	439	2.45%	64,199	752	2.36%

Total interest-bearing liabilities	1,748,373	8,802	1.01%	1,616,844	12,319	1.54%

Noninterest-bearing:
Demand deposits	282,909			198,023
Other liabilities	38,491			24,119
Shareholders’ equity	171,136			144,553

Total liabilities and shareholders’ equity	$2,240,909			$1,983,539

Net interest income / spread		$39,797	3.70%		$34,394	3.54%

Net interest margin			3.86%			3.74%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2012 and 2011 of $34,300 and $53,300, respectively.
(2)	Interest income includes the effect of taxable-equivalent adjustment for 2012 and 2011 of $207,700 and $123,400, respectively.

FIDELITY SOUTHERN CORPORATION

AVERAGE BALANCE, INTEREST AND YIELDS

(UNAUDITED)

	QUARTER ENDED
	June 30, 2012			June 30, 2011
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in Thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income
Taxable	$1,876,094	$22,868	4.90%	$1,550,103	$21,103	5.46%
Tax-exempt (1)	4,839	53	4.45%	5,067	77	6.14%

Total loans	1,880,933	22,921	4.90%	1,555,170	21,180	5.46%

Investment securities
Taxable	179,751	989	2.20%	227,412	1,767	3.11%
Tax-exempt (2)	19,003	303	6.39%	11,704	184	6.27%

Total investment securities	198,754	1,292	2.61%	239,116	1,951	3.27%

Interest-bearing deposits	7,756	4	0.21%	86,841	49	0.22%
Federal funds sold	778	0	0.06%	733	—	0.05%

Total interest-earning assets	2,088,221	24,217	4.66%	1,881,860	23,180	4.94%

Noninterest-earning:
Cash and due from banks	27,367			27,933
Allowance for loan losses	(28,282)			(29,019)
Premises and equipment, net	33,254			20,495
Other real estate	34,058			20,107
Other assets	111,256			85,401

Total assets	$2,265,875			$2,006,777

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$566,587	$352	0.25%	$416,214	$682	0.66%
Savings deposits	356,457	252	0.28%	417,580	1,114	1.07%
Time deposits	636,472	2,054	1.30%	634,012	2,652	1.68%

Total interest-bearing deposits	1,559,516	2,658	0.69%	1,467,806	4,448	1.22%

Federal funds purchased	22,910	48	0.83%	—	—	—
Securities sold under agreements to repurchase	10,967	6	0.21%	14,788	24	0.64%
Other short-term borrowings	64,478	198	1.24%	20,495	145	2.83%
Subordinated debt	67,527	1,134	6.75%	67,527	1,122	6.67%
Long-term debt	25,028	152	2.44%	54,505	307	2.26%

Total interest-bearing liabilities	1,750,426	4,195	0.96%	1,625,121	6,046	1.49%

Noninterest-bearing:
Demand deposits	299,702			207,554
Other liabilities	42,227			25,697
Shareholders’ equity	173,520			148,405

Total liabilities and shareholders’ equity	$2,265,875			$2,006,777

Net interest income / spread		$20,021	3.70%		$17,134	3.45%

Net interest margin			3.86%			3.65%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2012 and 2011 of $17,700 and $26,600, respectively.
(2)	Interest income includes the effect of taxable-equivalent adjustment for 2012 and 2011 of $103,700 and $61,600, respectively.